                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.            )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            The Sled Dogs Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14-a-6(i)(1), or
         14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


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     (4) Proposed maximum aggregate value of transaction:


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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


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     (2) Form, schedule or registration statement no.:


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     (3) Filing party:


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     (4) Date filed:


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---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.


1452053

                             THE SLED DOGS COMPANY

                       212 Third Avenue North, Suite 420
                         Minneapolis, Minnesota  55401
                                 (612) 359-9020

                          _________________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 7, 1996

                          _________________________


To the Shareholders of The Sled Dogs Company:

Notice is hereby given that the Annual Meeting of the Shareholders of The Sled Dogs Company (the "Company") will be held on Thursday, November 7, 1996, at 3:30 p.m., local time, at the Hendrickson Photography Umland Studio, 212 Third Avenue North, Suite 305, Minneapolis, Minnesota, for the following purposes:


      1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

      2.   To approve an amendment to the Company's 1994 Stock Option
           Plan to increase the number of shares reserved from 1,660,000 to 2,160,000.

      3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the nine month period ending March 31, 1997.

      4. To consider and take action on any other matters that may properly be presented at the meeting.

     The Board of Directors has fixed the close of business on September 9, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DECIDE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                              By Order of the Board of Directors



                              John Sundet, President


Dated:  October 7, 1996

                             THE SLED DOGS COMPANY
                       212 THIRD AVENUE NORTH, SUITE 420
                         MINNEAPOLIS, MINNESOTA  55401
                                 (612) 359-9020

                            ________________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 7, 1996
                            ________________________

                                GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Sled Dogs Company (the "Company") from holders of Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders on Thursday, November 7, 1996 at 3:30 p.m. local time, and at all adjournments thereof. This Proxy Statement is first being sent to shareholders on or about October 7, 1996.

     The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

     Any shareholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the meeting. A shareholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the meeting and any adjournment thereof.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Proxies which are signed but which lack any specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed September 9, 1996 as the record date for determining shareholders entitled to vote at the 1996 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 1996 Annual Meeting. At the close of business on September 9, 1996, 13,513,212 shares of Common Stock, $.01 par value, were issued and outstanding. As provided in the Articles of Incorporation of the Company, holders of Common Stock are not entitled to cumulative voting rights.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table provides information as of September 9, 1996 concerning the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) the executive officers named in the Summary Compensation Table, (iii) any holder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.


Name and Address or Identity           Number of Shares                 Percent of
      of Group                       Beneficially Owned (1)              Class (1)
----------------------------     -----------------------------         ----------
John Sundet
212 Third Avenue North, Suite 420
Minneapolis, MN  55401                        723,000(2)                   5.08%

David N. Braus
HAIFinance Corp.
Fairfax Square Tower II, Suite 760
8075 Leesburg Pike
Vienna, VA  22182                           1,125,000(3)                   7.69%

Hope S. Taitz
Catalyst Partners, L.P.
900 Third Avenue
New York, NY  10022                            24,167(4)                       *

Thomas F. Votel
1410 Energy Park Drive, Suite 1
Saint Paul, MN  55108                          17,500(4)                       *

HAIFinance Corp.
Fairfax Square Tower II
Suite 760
8075 Leesburg Pike
Vienna, VA  22182                           1,125,000(3)                   7.69%

Rudy A. Slucker
66 Duffield Drive
South Orange, NJ  07029                     1,000,000(5)                   6.89%

All Directors and Executive
Officers as a Group (7 persons)             3,220,332(2)(3)(4)(5)(6)      19.24%

* Less than one percent (1%)

--------------
(1) Under the rules of the Securities and Exchange Commission ("SEC"), shares not actually outstanding are deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days of the record date. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such person and when determining the percent owned by any group in which the person is included.

(2)  Includes options and warrants to purchase 135,000 shares of Common Stock.

(3) Includes 750,000 shares owned by HAIFinance Corp. ("HAI"), of which Mr. Braus is an officer and director, and 375,000 shares which may be purchased by HAI upon exercise of currently exercisable warrants.

(4) Includes options to purchase 17,500 shares of Common Stock held by each of Hope S. Taitz and Thomas F. Votel.

(5)  Includes warrants to purchase 500,000 shares of Common Stock.

(6)  Includes options and warrants to  purchase 1,354,165 shares of Common
Stock.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL #1)

     The Bylaws of the Company provide that the number of directors shall be no less than three (3) and no more than seven (7). Subject to approval by shareholders, five (5) directors will be elected at the Annual Meeting, each person to serve until the next annual meeting of shareholders and until a successor has been elected and qualified.

     Mr. John Sundet, Ms. Mary Horwath, Mr. David N. Braus, Ms. Hope S. Taitz, Mr. Thomas F. Votel and Mr. Rudy A. Slucker are currently directors of the Company and each has consented to being named as a nominee. It is intended that proxies will be voted for such nominees. The Company believes that each nominee will be able to serve, but should any of the nominees be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose. Nominees to the Board of Directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting.

                               BOARD OF DIRECTORS

     The names, ages and positions with the Company of each nominee are set forth below.


                      Position with                                     Director
Name             Age  the Company                                        Since
----             ---  -----------                                       --------
John Sundet      48   Chief Executive Officer, President and Director     1994
Mary Horwath     38   Chief Operating Officer and Director                1996
David N. Braus   38   Director                                            1992
Hope S. Taitz    32   Director                                            1994
Thomas F. Votel  38   Director                                            1994
Rudy A. Slucker  47   Director                                            1996

BUSINESS EXPERIENCE

     John Sundet has served as President and Chief Executive Officer of the Company since July 1993. He has also served as a director since January 1994. From June 1992 to June 1993, Mr. Sundet provided consulting services to various companies, including the Company, from April 1993 to June 1993. Mr. Sundet served as President and Chief Executive Officer of Rollerblade Inc., a Minnesota based manufacturer of in-line skates, from September 1987 to June 1992 and as Vice President, Chief Financial Officer of Rollerblade Inc. from September 1986 to September 1987. Prior to 1986, Mr. Sundet held various financial management positions with The Pillsbury Company, Ralston Purina, Land O'Lakes and Tonka Corporation.

        Mary Horwath has served as Chief Operating Officer of the Company since February 1996, as Executive Vice President, Marketing and Sales since June 1994 and as Assistant Secretary since February 1994. Ms. Horwath has also served as a director since February 1996. Ms. Horwath joined the Company as Vice President of Marketing in January 1994. Ms. Horwath was a marketing consultant from August 1993 to December 1993. From September 1986 to August 1993, Ms. Horwath served as Vice President of Marketing of Rollerblade Inc. From 1980 to 1985, Ms. Horwath served as Program Director for freestyle skiing under the U.S. Ski Association.

        David N. Braus has been a director of the Company since August 1992. Mr. Braus has served as General Counsel, Corporate Secretary and a director of HAIFinance Corp., a venture capital firm, since

1989. Mr. Braus has served as President of David N. Braus, Chartered, a law firm specializing in venture capital law and international business law. Mr. Braus also serves as a director of numerous companies in various types of business and in some cases also serves as general counsel and/or corporate secretary.

     Hope S. Taitz has been a director of the Company since May 1994. Ms. Taitz currently serves as Managing Partner of Catalyst Partners, L.P., a money management firm. From March 1992 through July 1995, she was Senior Vice President of Crystal Asset Management, also a money management firm. From March 1990 through March 1992, Ms. Taitz served as a Vice President of The Argosy Group, an investment banking firm. Prior to that, she was an associate at Drexel Burnham Lambert from August 1986 to March 1990.

     Thomas F. Votel has served as a director of the Company since May 1994. Mr. Votel has been the President and Chief Executive Officer of Ergodyne Corporation, an ergonomic products and accessories firm, for more than the last five years.

     Rudy A. Slucker has served as a director of the Company since February 1996. Since August 1990, Mr. Slucker has been engaged in investing for his own account. Mr. Slucker is the designee of GKN Securities Corp. ("GKN").
Pursuant to the Agency Agreement, dated October 12, 1995, between the Company and GKN relating to the private placement of 8,000,000 units, the Company agreed that for a five-year period commencing on the closing of such private placement, GKN has the right to designate a nominee to the Company's Board of Directors, reasonably acceptable to the Company.

                          BOARD AND COMMITTEE MEETINGS

     During fiscal 1996, the Board of Directors held four formal meetings and took action in writing four times. Each director attended at least 75 percent of the meetings of the Board of Directors and Committees of which he or she was a member. The Compensation/Stock Option Committee is comprised of Rudy A. Slucker, Hope S. Taitz and Thomas F. Votel and did not meet during fiscal 1996. The Audit Committee is comprised of David N. Braus, Hope S. Taitz and Thomas
F. Votel and did not meet during fiscal 1996. The Compensation/Stock Option Committee recommends the compensation for the Company's executive officers, reviews the compensation of all Company officers and has responsibility for approval of all material terms of options granted to employees and directors. The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants.

                               EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the Company's Executive Officers, together with all positions and offices held with the Company by each such Executive Officer. Officers are appointed to serve until their successors have been elected and have qualified.



 Name             Age  Offices
 ---------------  ---  --------------------------------------------------------
 John Sundet      48   Chief Executive Officer, President and
                       Director

 Mary Horwath     38   Chief Operating Officer Assistant Secretary and Director

 Michael P. Wise  39   Chief Financial Officer, Treasurer and Secretary


     Michael Wise has served as Chief Financial Officer of the Company since November 1995. Mr. Wise joined the Company in June 1994 as the Controller after serving as a consultant to the Company since April 1994. In September 1994, he was elected to serve as Treasurer and Secretary. Prior to joining the Company, Mr. Wise was employed by National Computer Systems, Inc., Education Systems Division, a developer and marketer of information systems and services for education, serving as the Complementary Channels Manager from April 1992 to March 1994, as Division Controller from November 1989 to May 1992 and as Manager of Finance and Administration from April 1986 to October 1989. From March 1982 to March 1986, Mr. Wise held various financial positions with Jostens, Inc., a scholastic, sportswear and recognition products company. From September 1979 to February 1982, Mr. Wise was employed by Arthur Andersen & Co., a big six public accounting firm.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during fiscal years 1996, 1995 and 1994 to the Chief Executive Officer. No executive officer received annual salary and bonus in excess of $100,000 for the last fiscal year.


                                                               Long Term               All Other
                                Annual Compensation            Compensation            Compensation
                       --------------------------------------  ------------            ------------
Name and
Principal      Fiscal    Salary      Bonus         Other
Position        Year      ($)         ($)           ($)               Options              ($)
--------       ------  ----------  ----------  --------------  ----------------------  ------------
John Sundet
President and
Chief           1996       90,000     --         6,000(1)         250,000                  --
Executive       1995       90,900     --         6,000(1)            --                    --
Officer         1994       70,000     --            --            165,000                  --

(1)   Consists of a monthly car allowance.


OPTION GRANTS DURING FISCAL YEAR 1996

     The following table provides information regarding stock options granted during fiscal 1996 to the executive officer named in the Summary Compensation Table. The Company has not granted any stock appreciation rights.


                      Percent of Total  Exercise or
             Options  Options Granted   Base Price
   Name      Granted   in Fiscal Year    Per Share   Expiration Date
-----------  -------  ----------------  -----------  ----------------
John Sundet  250,000        27%           $1.00      November 2, 2005

OPTION EXERCISES DURING FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION VALUES

     The named executive officer in the Summary Compensation Table did not exercise any options during fiscal 1996. The Company has no outstanding stock appreciation rights.


                                                              Value of
                                       Number of             Unexercised
                                      Unexercised           In-the-Money
              Shares                  Options at             Options at
             Acquired                June 30, 1996          June 30, 1996
                on      Value        Exercisable/           Exercisable/
Name         Exercise  Realized      Unexercisable        Unexercisable(1)
----         --------  --------  ---------------------  ---------------------
                                  110,000 exercisable     $6,875 exercisable
John Sundet    --        --       305,000 unexercisable  $19,063 unexercisable

(1) Value is calculated on the basis of the difference between the option exercise price and the average of the bid and asked prices for the Company's Common Stock at June 30, 1996 as quoted on the Nasdaq SmallCap Market, multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

     DIRECTORS' FEES. The Company pays an attendance fee of $1,000 per Board of Directors and $500 per committee meeting attended by each director who is not an employee of the Company and is not subject to any right of designation ("Independent Director"), as well as expenses to all directors.

     STOCK OPTION GRANTS. Pursuant to the Company's 1994 Stock Option Plan adopted on June 1, 1994, each Independent Director receives, upon initial election to the Board after June 1, 1994, or on June 1, 1994 if elected prior to June 1, 1994, a nonqualified option to purchase 10,000 shares of the Company's Common Stock. In addition, each Independent Director received on February 15, 1995 or, if such director is elected to the Board after February 15, 1995, the next following February 15, a nonqualified option to purchase 5,000 shares of the Company's Common Stock and each Independent Director received, on November 2, 1995, an option to purchase 15,000 shares of the Company's Common Stock. The exercise price of all such options is equal to 100% of the fair market value of the Common Stock on the date of grant. The options are immediately exercisable to the extent of one-fourth of the shares subject to the option and to the extent of an additional one-fourth of the shares on each of the first, second and third anniversaries of the date of grant. The options expire on the earlier of (i) twelve (12) months after the optionee ceases to be a director for any reason and (ii) ten (10) years after the date of grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has entered into an employment agreement with each of John Sundet, Mary Horwath and Michael Wise, which, in addition to a base salary (currently set at $90,000, $90,000 and $75,000, respectively) determined on a calendar year basis and a bonus determined in the sole discretion of the Board of Directors, provides for compensation in the event the person's employment with the Company is terminated under certain circumstances. The agreement provides for termination of employment upon thirty days' advance written notice, subject to the Company's obligation to pay Sundet and Horwath severance of 12 months and Wise severance of six months' base salary in the event of termination without cause by the Company. In the agreement, each of the employees agrees not to compete with the Company during the term of his or her employment and for a period of twelve months thereafter, and also agrees that he or she will not attempt to hire employees of the Company for twelve months after he or she leaves the Company's employment. The agreements also obligate each employee to maintain confidentiality of the Company's confidential information and trade secrets and not to remove any files, documents or other property or information of the Company upon termination of employment.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period from July 1, 1995 through June 30, 1996, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

CERTAIN TRANSACTIONS

     The Company issued an aggregate of 1,125,000 shares of Series A Preferred Stock to HAIFinance Corp., a Virginia corporation ("HAI"), between July 1992 and January 1993 for aggregate consideration of $1,125,000. HAI is an independent venture capital company. Prior to its preferred stock investment, it had no relationship with the Company or any of its affiliates. The 1,125,000 shares of Series A Preferred Stock were converted automatically into 750,000 shares of the Company's Common Stock upon the effective date of the Company's initial public offering in March 1994.

     In July 1993 and January 1994, the Company concluded bridge financing arrangements with HAI for a total of $1,382,000 plus a letter of credit accommodation from HAI in the amount of $201,900. The bridge financing was evidenced by promissory notes bearing interest at 12% per annum, and the letter of credit accommodation is subject to a letter of credit fee of 4% per quarter. The Company repaid the promissory notes, as well as any amounts drawn on the letter of credit, from the proceeds of the initial public offering. In July 1993, the Company issued HAI five-year warrants to purchase 250,000 shares of the Company's Common Stock at a price of $.30 per share in connection with HAI's commitment for $525,000 of the bridge financing. In January 1994, the Company issued HAI five-year warrants to purchase 125,000 shares of the Company's Common Stock at a price of $1.50 per share in connection with HAI's commitment for the balance of the bridge financing, with a value of $81,000 assigned to such warrants as an additional cost of such financing.

     In January 1994, the Company, John Sundet, HAI and four other shareholders (collectively, the "Shareholders") entered into an Amended and Restated Shareholders Agreement (the "Shareholder Agreement"). The Shareholder Agreement prohibits transfers by any of the Shareholders to third parties unless the offering Shareholder first offers the stock to the other Shareholders under the Shareholder Agreement.

     In February 1994, the Company and HAI entered into an agreement under which HAI, upon the closing of the initial public offering, converted $637,500 of debt owed to it by the Company into 150,000 shares of the Company's Common Stock at $4.25 per share. Under the agreement, the Company also permitted HAI to sell 150,000 shares of the Company's Common Stock in the offering as a selling shareholder.

                APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
              RESERVED UNDER THE COMPANY'S 1994 STOCK OPTION PLAN
                                 (PROPOSAL #2)

     As of September 9, 1996, the Company had outstanding incentive and nonqualified options for the purchase of an aggregate of 1,448,059 shares of the Company's Common Stock with a weighted average exercise price of $1.15 per share, all of which were granted under the Company's Stock Option Plan adopted on January 13, 1994 (the "1994 Plan"). A total of 1,660,000 shares have been reserved for issuance under the 1994 Plan. No options granted under the 1994 Plan have been exercised through September 9, 1996. In order to provide sufficient shares for options granted and for future options, the Board of Directors proposes that the number of shares reserved under the 1994 Plan be increased from 1,660,000 to 2,160,000 shares. The Board believes that granting fairly-priced stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees' and directors' proprietary interest in the Company's success and enable the Company to attract and retain qualified personnel.

     The Board therefore recommends that all shareholders vote in favor of the amendment increasing the number of shares reserved under the 1994 Plan from 1,660,000 to 2,160,000.

     A general description of the basic features of the 1994 Plan is presented below, but this description is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which may be obtained without charge upon written request to Michael Wise, the Company's Chief Financial Officer.

     1. Purpose. The purpose of the 1994 Plan is to provide for the granting of stock options, reload options and stock appreciation rights in order to promote the success of the Company by facilitating the motivation, attraction and retention of competent personnel by furnishing incentives to officers, directors and other employees whose judgment, initiative and continued efforts are expected to contribute to the success of the Company's business and to furnish incentives to other parties which promote the Company in the same manner.

     2. Term. Incentive stock options may be granted pursuant to the 1994 Plan until ten years from the date the 1994 Plan was adopted by the Board. Nonqualified stock options may be granted pursuant to the 1994 Plan until the 1994 Plan is discontinued or terminated by the Board of Directors. The 1994 Plan terminates upon the effective date of certain transactions, unless prior to the effective date of the transaction the Board elects, in its sole discretion, to continue the 1994 Plan. Such transactions include (i) dissolution or liquidation of the Company, (ii) any reorganization, merger or consolidation of the Company with one or more corporations where (A) the Company is the surviving corporation and Company shareholders own less than fifty percent of the Common Stock after the transaction or (B) the Company is not the surviving corporation, (iii) the sale of substantially all of the assets of the Company, or (iv) the sale of Common Stock to another person or entity with the result that such person or entity owns more than fifty percent of the issued and outstanding Common Stock immediately after such sale.

     3. Administration. The 1994 Plan is administered by the Compensation/Stock Option Committee, a committee of at least two disinterested members of the Board of Directors. The 1994 Plan gives broad powers to the Committee to administer and interpret the 1994 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

     4. Eligibility. All key employees of the Company or any subsidiary are eligible to receive incentive stock options and nonqualified stock options pursuant to the 1994 Plan. Consultants to the Company or any subsidiary may also be granted nonqualified options under the 1994 Plan. As of September 9, 1996, the Company had approximately 20 employees, officers and directors.

     5. Terms and Conditions of Incentive Stock Options. When an incentive stock option is granted under the 1994 Plan, the Committee, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. The option price set by the Committee may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise, are set by the Committee, but in no event may the option be exercisable more than ten years from the date of grant. Options granted under the 1994 Plan may be exercised without regard to whether the optionee holds any previously issued options. The aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Optionees may pay for shares upon the exercise of options with cash, certified check, or Common Stock of the Company valued at the stock's then "fair market value." Each option granted under the 1994 Plan is nontransferable during the lifetime of the optionee.

     6. Terms and Conditions of Nonqualified Stock Options. When a nonqualified stock option is granted under the 1994 Plan, the Committee, at its discretion, specifies the option price and the number of shares of Common Stock which may be purchased upon exercise of the option. If the Committee so determines, the option price may be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise, are set by the Committee. Optionees may pay for shares upon exercise of options with cash, certified check, or Common Stock of the Company valued at the stock's then "fair market value." Each option granted under the 1994 Plan is nontransferable during the lifetime of the optionee.

     7. Terms and Conditions of Reload Options. Concurrently with the award of stock options to an optionee, the Committee may authorize reload options to purchase, for cash or shares of Common Stock, a number of shares of Common Stock equal to (i) the number of shares of Common Stock used to exercise the underlying stock options, and (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the options. A reload option is fully exercisable six months from the effective date of the grant and the term is equal to that of the underlying option.

     8. Terms and Conditions of Stock Appreciation Rights. The Committee may grant stock appreciation rights (SARs) for up to the number of shares purchasable under stock options held by an optionee. The Committee may, in its sole discretion, specify the terms and conditions of such rights. Such rights must expire no later than the time the related stock option is exercised, expires or terminates. In lieu of purchasing shares of Common Stock upon the exercise of a stock option held by an optionee, such person may elect to exercise SARs he holds and receive payment of the redemption value (fair market value less option exercise price) of all, or any portion, of the number of shares of Common Stock subject to the underlying stock options. If an optionee elects to exercise SARs, the Committee may, in its absolute discretion, elect to pay any part or all of the redemption value of the shares in (i) cash, (ii) shares of Common Stock, or (iii) any combination of cash and shares of Common Stock.

     9. Termination of Employment of Optionees. Under the form of option agreement which the Committee currently uses for options granted under the 1994 Plan, if the optionee's employment with the Company is terminated before expiration of the option for reasons other than death or disability, the optionee has a right to exercise the option for three months after termination of the optionee's employment or until the option's original expiration date, whichever is earlier. If the optionee's employment is terminated due to death or disability or the optionee dies within three months after the termination of employment, the option is exercisable until the earlier of its original expiration date or the twelve-month anniversary of the optionee's death or termination due to disability, but is exercisable only to the extent the option was exercisable at the time of death or termination due to disability. The Committee may impose additional or alternative conditions and restrictions on the options granted under the 1994 Plan. However, each option agreement governing incentive stock options must contain such limitations and restrictions upon the exercise of the options as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

     10. Protection Against Dilution. The Board of Directors will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the 1994 Plan, the number of shares covered by each outstanding option and the option price per share in the event of merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure.

     11. Automatic Grants to Independent Directors. Each Independent Director shall receive as of June 1, 1994, or upon initial election to the Board after June 1, 1994, a nonqualified stock option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. Each Independent Director shall also receive on February 15, 1995 or, if such director is elected to the Board after February 15, the next following February 15, a nonqualified option to purchase 5,000 shares of the Company's Common Stock. The options are immediately exercisable to the extent of one-fourth of the shares subject to the option and to the extent of an additional one-fourth of the shares on each of the first, second and third anniversaries of the date of grant. The options expire on the earlier of (i) twelve (12) months after the optionee ceases to be a director for any reason and (ii) ten (10) years after the date of grant.

     12. Amendment. The Board of Directors may from time to time suspend or discontinue the 1994 Plan or revise or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of current optionees. No such revision or amendment may, without the approval of the Company's shareholders, (i) increase the maximum number of shares subject to the 1994 Plan except as provided in the case of stock splits, consolidations, stock dividends, or similar events; (ii) materially increase the benefits accruing to optionees under the 1994 Plan; or (iii) materially modify the requirements as to eligibility for participation in the 1994 Plan. Furthermore, the 1994 Plan may not, without the approval of the Company's shareholders, be amended in any manner which will cause the incentive stock options to fail to meet the requirements of incentive stock options as defined under the Internal Revenue Code. In addition, the provisions of the 1994 Plan regarding the automatic grants to Independent Directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     13. Federal Income Tax Consequences of Incentive Stock Options. Incentive stock options granted pursuant to the 1994 Plan are intended to qualify for favorable tax treatment to the optionee under Section 422 of the Internal Revenue Code. Under Section 422, an employee realizes no taxable income when the option is granted. If the employee has at all times from the date of grant until three months before the date of exercise been an employee of the Company, the employee will realize no taxable income when the option is exercised. If the employee does not dispose of shares acquired upon exercise for a period of two years from the date of grant of the option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain, which may be taxed more favorably than ordinary income. No deduction is allowable to the Company for federal income tax purposes in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the option price of the shares or
(ii) the difference between the sale price of the shares and the option price of the shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income.

     14. Federal Income Tax Consequences of Nonqualified Stock Options. Optionees who receive nonqualified stock options under the 1994 Plan generally will be deemed to have received taxable ordinary income in the year in which the option is exercised. The amount includable in the optionee's income will be the difference between the fair market value of the shares on the date of exercise and the option price of the shares. Upon exercise by the optionee, the Company will be entitled to a deduction in an amount equal to the amount recognized as income by the optionee assuming compliance with applicable withholding requirements. Any gain recognized by the optionee upon the sale of shares acquired upon exercise of a nonqualified option granted pursuant to the 1994 Plan will be taxed as capital gain, which may be taxed more favorably than ordinary income.

     15. Plan Benefits. Because fiscal grants of stock options are subject to the discretion of the Board or the Committee, the future benefits under the 1994 Plan cannot be determined at this time, except for the formula grants to Independent Directors as set forth above. The table below shows the total number of stock options that have been granted, as of September 9, 1996, to the named executive officer and certain groups under the Plans:

Name and Position/Group                    Options Received
-----------------------                  ---------------------
John Sundet
  President and Chief Executive Officer           415,000

Current Executive Officers
  as a Group (3 persons)                        1,100,000(1)

Current Directors who are not
  Executive Officers as a Group
  (3 persons)                                      60,000(2)

Current Employees who are not
  Executive Officers as a
  Group (8 persons)                               233,059

------------------

(1) Includes option granted to John Sundet who is a named executive officer.
(2) Options granted under the formula plan.

     Approval Required. The Board of Directors recommends that the shareholders of the Company approve the amendment increasing the number of shares reserved under the 1994 Plan to 2,660,000 shares. The affirmative vote of the holders of a majority of the voting shares represented in person or by proxy at the meeting is required for approval of the amendment.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                 (PROPOSAL #3)

     The Board of Directors recommends that the shareholders ratify the appointment of the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 31, 1997. The Company's Board of Directors has elected to change the Company's fiscal year end to March 31 beginning in 1997 to more appropriately reflect its true business cycle and winter seasonality. Ernst & Young LLP has served as independent auditors for the Company since 1993. Ernst & Young LLP provided services in connection with the audit of the financial statements of the Company for the year ended June 30, 1996, assistance with the Company's Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and quarterly reports filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.

     Representatives of Ernst & Young LLP are expected to be present at this year's annual meeting, will have an opportunity to make a statement, if desired, and will be available to answer appropriate questions.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996, containing financial statements of the Company for the fiscal year then ended, accompanies this Notice of Annual Meeting and proxy solicitation material.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The proxy rules of the SEC permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for 1997 is expected to be held on or about August 7, 1997 and proxy materials in connection with that meeting are expected to be mailed on or about June 30, 1997. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 2, 1997.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

                                  FORM 10-KSB

     A copy of the Company's Form 10-KSB for the fiscal year ended June 30, 1996 is available without charge to all shareholders of the Company. To request a copy, please write: Secretary, The Sled Dogs Company, 212 Third Avenue North, Suite 420, Minneapolis, Minnesota 55401.

                                 OTHER BUSINESS

     The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, "FOR" THE AMENDMENT TO THE 1994 STOCK OPTION PLAN, "FOR" THE ADOPTION OF THE SLED DOGS COMPANY ANNUAL STOCK OPTION PERFORMANCE PLAN AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               John Sundet, President & Chief Executive Officer
Dated:  October 7, 1996

                              THE SLED DOGS COMPANY

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                NOVEMBER 7, 1996

           The undersigned hereby appoints Michael Wise and Mark Weitz, and each of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of The Sled Dogs Company registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at Hendrickson Photography Umland Studio, 212 Third Avenue North, Suite 305, Minneapolis, Minnesota at 3:30 p.m. (Minneapolis time) on November 7, 1996, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

           The Board of Directors recommends that you vote for each proposal below.

            1.   Elect Directors: [Nominees: John Sundet, Mary Horwath, David N. Braus, Hope S. Taitz, Thomas F. Votel,
                 Rudy A. Slucker]
                 / /  FOR all nominees listed above                             / /  WITHHOLD AUTHORITY to vote all
                      (except those whose names have been written in below).         nominees listed above.
                 (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE LINE
                 BELOW.)
                 -------------------------------------------------------------------------------------------------------
             2.   Approve the amendment to the 1994 Stock Option Plan.
                  / /  FOR          / /  AGAINST          / /  ABSTAIN
             3.   Ratify the selection of Ernst & Young LLP as the company's independent auditors for the 1997 fiscal year.
                  / /  FOR          / /  AGAINST          / /  ABSTAIN
                  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
                  Meeting.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                            Date:                   , 1996
                                                 -------------------

                                            ------------------------------
                                                      Signature

                                            ------------------------------
                                                      Signature

                                            PLEASE DATE AND SIGN ABOVE
                                            exactly as name appears at the
                                            left, indicating, where
                                            appropriate, office position
                                            or representative capacity.
                                            For stock held in joint
                                            tenancy, each joint owner
                                            should sign.